UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

On August 14, 2023, ABVC BioPharma, Inc., a Nevada corporation, (the “Company”) entered into a cooperation agreement (the “Agreement”, the transaction contemplated therein the “Transaction”) with Zhonghui United Technology (Chengdu) Group Co., Ltd. (“中汇联和科技(成都)集团有限公司”), a Company established under the Law of People’s Republic of China (“Zhonghui”). Pursuant to the Agreement, the Company agreed to acquire 20% of the ownership of a property and the parcel of the land (the “Property”) owned by Zhonghui in Leshan, Sichuan, China. The valuation of the Property as of April 18, 2023, which was assessed by an independent third party, is estimated to be approximately CNY 264,299,400 or approximately US$37,000,000. In exchange, the Company agreed to issue to Zhonghui, an aggregate of 370,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share, at a per share price of $20.0. The Company and Zhonghui plan to jointly develop the Property into a healthcare center for senior living, long-term care, and medical care in the areas of ABVCs' special interests, such as Ophthalmology, Oncology, and Central Nervous Systems, which can be established as a base for the China market and global development.

Zhonghui agreed that the Shares will be subject to a lock-up period of one year following the closing date of this Transaction. In addition, parties agreed that, after one year following the closing of the Transaction, the market value of the Shares or the value of the Property increase or decrease, the parties will negotiate in good faith to make reasonable adjustment. For example, if the market value of the Shares is less than the value of the Property, the Company will issue more shares to Zhonghui, provided that, the Zhonghui’s ownership of the Company’s shares shall not exceed 19.99% of the then issued and outstanding shares; in return, if the value of the Property becomes less than the market value of the Shares, Zhonghui shall transfer additional ownership of the Property to the Company.

On August 17, 2023, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the complete Term Sheet, which is attached as an exhibit to this filing and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	The Collaboration Agreement dated August 14, 2023
99.1	Press Release dated August 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

August 17, 2023	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer

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